Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 3, 2017, Ichor Holdings, LLC (“Ichor Holdings”), a wholly owned subsidiary of Ichor Holdings, Ltd. (“Ichor”, “us”, “we”, or “our”), entered into a Stock Purchase Agreement (the “Agreement”) to acquire Talon Innovations Corporation (“Talon”), a Minnesota-based leader in the design and manufacturing of high precision machined parts used in leading edge semiconductor tools, (the “Talon Acquisition”) from Talon Innovations Holdings, LLC (“Talon Holdings”). The Talon Acquisition closed on December 11, 2017 (the “Talon Acquisition Date”).

Additionally, on July 27, 2017 (the “Cal‑Weld Acquisition Date”), Ichor Holdings completed the acquisition of Cal‑Weld, Inc. (“Cal‑Weld”), a California-based leader in the design and fabrication of precision, high purity industrial components, subsystems, and systems. (the “Cal‑Weld Acquisition,” and collectively, the “Acquisitions”).

The following unaudited pro forma condensed combined (“pro forma”) balance sheet as of September 29, 2017 gives effect to the Talon Acquisition as if it had occurred as of September 29, 2017. Cal‑Weld’s balance sheet as of September 29, 2017 is included in Ichor’s historical consolidated balance sheet as of September 29, 2017. The pro forma statements of operations for the nine months ended September 29, 2017 and year ended December 30, 2016 give effect to the Acquisitions as if they occurred as of the beginning of the earliest period presented, on December 26, 2015.

The Acquisitions were accounted for as a business combination using the acquisition method of accounting, which established a new basis of accounting for all assets acquired and liabilities assumed at fair value. The pro forma adjustments are based upon currently available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances.

The pro forma financial information is presented for informational purposes only and does not purport to present what our actual consolidated results of operations would have been had the transaction occurred on the dates indicated, nor are they necessarily indicative of future results of operations. The pro forma financial information should be read in conjunction with:

•	Ichor’s historical unaudited consolidated financial statements and accompanying notes (included in Ichor’s Quarterly Report on Form 10‑Q for the quarter ended September 29, 2017);
•	Ichor’s historical audited consolidated financial statements and accompanying notes (included in Ichor’s Annual Report on Form 10‑K for the year ended December 30, 2016);
•

Talon Holdings’ historical unaudited consolidated financial statements and accompanying notes for the nine months ended September 30, 2017 and September 30, 2016 (included in Exhibit 99.1 to Ichor’s Form 8‑K/A filed herewith);

•

Talon Holdings’ historical audited consolidated financial statements and accompanying notes for the years ended December 31, 2016 and December 31, 2015 (included in Exhibit 99.1 to Ichor’s Form 8‑K/A filed herewith); and

•	Cal‑Weld’s historical audited financial statements and accompanying notes for the years ended June 30, 2017 and June 30, 2016 (attached as Exhibit 99.1 to Ichor’s Form 8‑K/A filed on October 6, 2017)

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial information.

ICHOR HOLDINGS, LTD.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 29, 2017

(in thousands, except share data)

	Historical Ichor	Historical Talon	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and restricted cash	$42,848	$5,192	$(18,711)	(2b)	$29,329
Accounts receivable, net	59,351	11,207	(3,504)	(3a)	67,054
Inventories	110,632	13,788	6,161	(2a)	130,581
Prepaid expenses and other current assets	3,617	237	—		3,854
Current assets from discontinued operations	21	—	—		21
Total current assets	216,469	30,424	(16,054)		230,839
Property and equipment, net	16,748	15,991	1,463		34,202
Other noncurrent assets	1,677	76	—		1,753
Deferred tax assets	1,388	—	—		1,388
Intangible assets, net	38,468	6,540	31,460	(2a)	76,468
Goodwill	95,028	9,458	48,772	(2a)	153,258
Total assets	$369,778	$62,489	$65,641		$497,908
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$91,553	$5,377	$(3,504)	(3a)	$93,426
Accrued liabilities and other current liabilities	13,076	3,385	—		16,461
Current portion of long-term debt	1,180	3,822	1,488	(2a, 2b)	6,490
Current liabilities from discontinued operations	626	—	—		626
Total current liabilities	106,435	12,584	(2,016)		117,003
Long-term debt, net of current portion	66,562	15,896	98,794	(2a, 2b)	181,252
Deferred tax liabilities	440	4,583	—	(2a)	5,023
Other non-current liabilities	2,516	—	—		2,516
Non-current liabilities from discontinued operations	31	—	—		31
Total liabilities	175,984	33,063	96,778		305,825
Shareholders’ equity
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding)	—	—	—		—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 23,857,381 shares issued and outstanding)	3	—	—		3
Common stock (100,000 shares authorized; 10,525 shares issued and outstanding)	—	10,525	(10,525)	(3f)	—
Additional paid in capital	211,193	—	—		211,193
Retained earnings (accumulated deficit)	(17,402)	18,901	(20,612)	(3f)	(19,113)
Total shareholders’ equity	193,794	29,426	(31,137)		192,083
Total liabilities and shareholders’ equity	$369,778	$62,489	$65,641		$497,908

ICHOR HOLDINGS, LTD.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 29, 2017

(in thousands, except share data)

	Historical Ichor	Historical Cal-Weld	Historical Talon	Pro Forma Adjustments		Pro Forma Combined
Net sales	$472,956	$69,189	$64,353	$(15,075)	(3a)	$591,423
Cost of sales	401,239	53,384	40,273	(15,075)	(3a)	479,821
Gross profit	71,717	15,805	24,080	—		111,602
Operating expenses	37,776	6,219	8,648	134	(3b)	52,777
Operating income	33,941	9,586	15,432	(134)		58,825
Interest expense (income), net	2,104	(34)	963	2,966	(3c)	5,999
Other income, net	(325)	—	(135)	—		(460)
Income from continuing operations before income taxes	32,162	9,620	14,604	(3,100)		53,286
Income tax expense (benefit) from continuing operations	(5,558)	3,113	4,911	4,196	(3d)	6,662
Net income from continuing operations	37,720	6,507	9,693	(7,296)		46,624
Discontinued operations:
Loss from discontinued operations before taxes	(721)	—	—	—		(721)
Income tax expense from discontinued operations	9	—	—	—		9
Net loss from discontinued operations	(730)	—	—	—		(730)
Net income	$36,990	$6,507	$9,693	$(7,296)		$45,894
Net income per share from continuing operations:
Basic	$1.51					$1.87
Diluted	$1.45					$1.79
Net income per share:
Basic	$1.48					$1.84
Diluted	$1.42					$1.76
Shares used to compute net income from continuing operations per share:
Basic	24,923,298					24,923,298
Diluted	26,008,346					26,008,346
Shares used to compute net income per share:
Basic	24,923,298					24,923,298
Diluted	26,008,346					26,008,346

ICHOR HOLDINGS, LTD.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 30, 2016

(in thousands, except share data)

	Historical Ichor	Historical Cal-Weld	Historical Talon	Pro Forma Adjustments		Pro Forma Combined
Net sales	$405,747	$81,171	$56,331	$(9,883)	(3a)	$533,366
Cost of sales	340,352	61,256	35,536	(9,883)	(3a)	427,261
Gross profit	65,395	19,915	20,795	—		106,105
Operating expenses	41,524	10,496	10,467	3,332	(3b)	65,819
Operating income	23,871	9,419	10,328	(3,332)		40,286
Interest expense (income), net	4,370	(15)	1,228	4,403	(3c)	9,986
Other income, net	(629)	—	(185)	—		(814)
Income from continuing operations before income taxes	20,130	9,434	9,285	(7,735)		31,114
Income tax expense (benefit) from continuing operations	(649)	3,777	3,035	(2,707)	(3d)	3,456
Net income from continuing operations	20,779	5,657	6,250	(5,028)		27,658
Discontinued operations:
Loss from discontinued operations before taxes	(4,077)	—	—	—		(4,077)
Income tax expense from discontinued operations	40	—	—	—		40
Net loss from discontinued operations	(4,117)	—	—	—		(4,117)
Net income	16,662	5,657	6,250	(5,028)		23,541
Less: Undistributed earnings attributable to preferred shareholders	(15,284)	—	—	(6,310)	(3e)	(21,594)
Net income attributable to ordinary shareholders	$1,378	$5,657	$6,250	$(11,338)		$1,947
Net income per share from continuing operations attributable to ordinary shareholders:
Basic	$1.14					$1.52
Diluted	$0.87					$1.16
Net income per share attributable to ordinary shareholders:
Basic	$0.92					$1.30
Diluted	$0.70					$0.99
Shares used to compute net income from continuing operations per share attributable to ordinary shareholders:
Basic	1,503,296					1,503,296
Diluted	1,967,926					1,967,926
Shares used to compute net income per share attributable to ordinary shareholders:
Basic	1,503,296					1,503,296
Diluted	1,967,926					1,967,926

ICHOR HOLDINGS, LTD.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(dollars in thousands)

Note 1 – Basis of Pro Forma Presentation

The pro forma balance sheet as of September 29, 2017 combines our historical condensed consolidated balance sheet with the historical balance sheet of Talon and has been prepared as if the Talon Acquisition occurred on September 29, 2017. The pro forma statements of operations for the nine months ended September 29, 2017 and for the year ended December 30, 2016 combine our historical condensed consolidated statements of operations with the historical statements of operations of Talon and Cal‑Weld and have been prepared as if the Acquisitions occurred as of the beginning of the earliest period presented, on December 26, 2015. The historical financial information is adjusted in the pro forma financial information to give effect to pro forma events that are (1) directly attributable to the Acquisitions, (2) factually supportable, and (3) expected to have continuing impact on the combined results.

We have accounted for the Acquisitions using the acquisition method of accounting pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805 – Business Combinations (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed. Goodwill is measured as the excess of purchase price over the fair value of net tangible and identifiable intangible assets acquired.

Historical Ichor

Represents our condensed unaudited consolidated balance sheet as of September 29, 2017, our condensed unaudited consolidated statement of operations for the nine months ended September 29, 2017, and our condensed audited consolidated statement of operations for the year ended December 30, 2016.

Historical Cal‑Weld

Represents the unaudited statements of operations for the seven months ended July 26, 2017 and for the year ended December 30, 2016. Cal‑Weld’s results of operations since the Cal‑Weld Acquisition Date are included in Ichor’s condensed unaudited consolidated statement of operations for the nine months ended September 29, 2017. The amounts for the statements of operations were derived from the same financial information used to prepare Cal‑Weld’s audited financial statements for the years ended June 30, 2017 and June 30, 2016.

Historical Talon

Represents the condensed unaudited consolidated balance sheet of Talon Holdings as of September 30, 2017, the condensed unaudited consolidated statement of operations for the nine months ended September 30, 2017, and the condensed audited consolidated statement of operations for the year ended December 31, 2016. Talon Holdings is the direct parent of Talon, and each entity has identical consolidated financial statements with the exception of share-based compensation expense attributable to the owners of Talon Holdings (see Note 3(b) – Operating expenses).

The pro forma financial information is provided for illustrative purposes only, is based on a preliminary purchase price allocation, and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the Acquisitions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

As a result of the Acquisitions, the pro forma balance sheet and pro forma statements of operations include the following pro forma adjustments:

•	Changes in assets and liabilities to record the preliminary estimates of fair value of the Acquisitions;
•	Changes in amortization expense resulting from preliminary estimates of fair value of Cal‑Weld and Talon’s customer relationships, Talon’s intellectual property, and Cal‑Weld’s order backlog;
•	Changes in compensation-related expense due to non-retention of Cal‑Weld’s ownership effective as of the Acquisition Date and the elimination of historical Talon share-based compensation;
•	The elimination of non-recurring acquisition-related costs included in the historical statements of operations of Ichor, Talon, and Cal‑Weld;
•	The changes in our debt and related interest expense resulting from financing the Acquisitions;
•	The effect of the above adjustments on income tax expense; and
•	The effect of the pro forma earnings of Cal‑Weld and Talon on undistributed earnings attributable to preferred shareholders for the year ended December 30, 2016.

Note 2 – Preliminary Purchase Price Allocation and Purchase Price Summary

(a) Preliminary purchase price allocation

The table below represents the estimated preliminary purchase price allocation of net assets acquired based on their preliminary estimated fair values. Such amounts were estimated using the most recent financial statements of Talon as of September 30, 2017. Ichor does not believe the use of Talon's balances as of September 30, 2017 instead of the Talon Acquisition Date will result in a materially different allocation. However, certain amounts, such as the balances of cash and cash equivalents, other working capital accounts, and deferred taxes, may vary based upon changes in Talon’s balances between September 30, 2017 and the Talon Acquisition Date, with offsetting changes to goodwill. As the final valuations are finalized, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein. Ichor's consolidated financial statements for the year ended December 29, 2017 will include updated amounts reflecting the preliminary estimated fair values as of the Talon Acquisition Date.

	Historical Talon	Fair Value Adjustments		Preliminary Purchase Price Allocation
Cash and cash equivalents	$5,192	$—		$5,192
Accounts receivable, net	11,207	—		11,207
Inventories	13,788	6,161	(1)	19,949
Prepaid expenses and other current assets	237	—		237
Current assets	30,424	6,161		36,585
Property and equipment, net	15,991	1,463	(1)	17,454
Other noncurrent assets	76	—		76
Intangible assets, net	6,540	31,460	(2)	38,000
Goodwill	9,458	48,772	(3)	58,230
Total assets	62,489	87,856		150,345
Accounts payable	(5,377)	—		(5,377)
Accrued liabilities and other current liabilities	(3,385)	—		(3,385)
Long-term debt	(19,718)	19,718	(4)	—
Deferred tax liabilities	(4,583)	—	(5)	(4,583)
Total liabilities	(33,063)	19,718		(13,345)
Net assets	$29,426	$107,574		$137,000
(1)	Ichor recognized a fair value step‑up in Talon’s inventory and property and equipment in connection with the Talon Acquisition.
(2)	See Note 3(b) – Operating expenses regarding Ichor’s recognition of certain intangible assets.
(3)	Represents the excess of purchase price over net identifiable assets acquired.
(4)	Talon’s indebtedness was paid off in connection with the Talon Acquisition.
(5)

No adjustment has been made to reflect the potential deferred tax liability anticipated as a result of the Talon Acquisition. Any resulting adjustment will be reflected in Ichor’s consolidated financial statements for the year ended December 29, 2017.

(b) Purchase price summary

The table below represents the sources and uses of purchase price and estimated transaction costs:

Sources of funds:
Long term debt	$120,000
Cash on hand	18,711
Total sources	$138,711
Uses of funds:
Purchase price	$137,000
Estimated closing costs	1,711
Total uses	$138,711

Note 3 – Pro Forma Adjustments

(a) Net sales and cost of sales

Talon’s historical sales to Ichor have been eliminated in the pro forma statements of operations for the nine months ended September 29, 2017 and the year ended December 30, 2016. Additionally, accounts receivable and payable between Ichor and Talon have been eliminated in the pro forma balance sheet as of September 29, 2017. There were no sales between Cal‑Weld and Ichor for the nine months ended September 29, 2017 or the year ended December 30, 2016.

(b) Operating expenses

Based on preliminary fair value estimates of Talon and Cal‑Weld’s intangible assets, Ichor allocated $32.4 million and $11.8 million, respectively, to the customer relationships of Talon and Cal‑Weld, each of which have estimated useful lives of 6 years; $5.6 million to Talon’s technology intellectual property, which has an estimated useful life of 10 years; and $0.7 million to Cal‑Weld’s order backlog. Order backlog was recognized within six months of the Cal‑Weld Acquisition Date and therefore is fully recognized during the year ended December 30, 2016 on a pro forma basis. Included in the pro forma amortization expense adjustments are an elimination of Talon’s historical amortization expense included in its historical statements of operations

Included in Talon’s historical statements of operations for the nine months ended September 29, 2017 and the year ended December 30, 2016 is $0.0 million and $0.1 million, respectively, in share-based compensation expense attributable to the owners of Talon Holdings. Talon was acquired from Talon Holdings and this share-based compensation expense has been eliminated from the pro forma statements of operations. As a result of the Cal‑Weld Acquisition, previous ownership ceased employment with Cal‑Weld, and the associated compensation-related costs included in Cal‑Weld’s historical statements of operations for the seven months ended July 26, 2017 and the year ended December 30, 2016 of $2.6 million and $3.7 million, respectively, have been eliminated in the pro forma statements of operations, as they are directly attributable to the Cal‑Weld Acquisition and are non-recurring.

Included in the historical statements of operations of Ichor, Talon, and Cal‑Weld are non-recurring acquisition-related costs. These costs have been eliminated in the pro forma statement of operations for the nine months ended September 29, 2017 as they are directly attributable and are non-recurring.

The following table summarizes pro forma adjustments to operating for the nine months ended September 29, 2017:

	Cal-Weld Pro Forma Adjustments	Talon Pro Forma Adjustments	Total Pro Forma Adjustments
Amortization expense	$1,147	$3,416	$4,563
Compensation-related expense	(2,578)	(45)	(2,623)
Acquisition-related costs	(1,712)	(94)	(1,806)
Operating expenses	$(3,143)	$3,277	$134

The following table summarizes pro forma adjustments to operating expenses for the year ended December 30, 2016:

	Cal-Weld Pro Forma Adjustments	Talon Pro Forma Adjustments	Total Pro Forma Adjustments
Amortization expense	$2,627	$4,515	$7,142
Compensation-related expense	(3,728)	(82)	(3,810)
Acquisition-related costs	—	—	—
Operating expenses	$(1,101)	$4,433	$3,332

(c) Interest expense (income), net

In connection with the Talon Acquisition, Ichor financed a portion of the purchase price with a $120 million term loan facility. In connection with the Cal‑Weld Acquisition, Ichor financed a portion of the purchase price with a $20 million term loan facility and a $10 million draw on its revolving credit facility. The associated adjustment to the pro forma statement of operations for the nine months ended September 29, 2017 reflects interest expense for all outstanding indebtedness, assuming incremental debt from the Acquisitions was outstanding during the entire period, at the borrowing rate immediately following each of the Acquisitions, as applicable. The associated adjustment to the pro forma statement of operations for the year ended December 30, 2016 reflects incremental interest expense on the incremental debt from the Acquisitions, assuming it was outstanding during the entire period, at the borrowing rate immediately following each of the Acquisitions, as applicable. The historical interest expense of Ichor for the year ended December 30, 2016 was not adjusted for the lower borrowing rates following each of the Acquisitions. The adjustments to interest expense (income), net in the pro forma statements of operations include the elimination of historical Talon interest expense.

The following table summarizes pro forma adjustments to interest expense (income), net for the nine months ended September 29, 2017:

	Cal-Weld Pro Forma Adjustments	Talon Pro Forma Adjustments	Total Pro Forma Adjustments
Interest expense	$133	$2,833	$2,966

The following table summarizes pro forma adjustments to interest expense (income), net for the year ended December 30, 2016:

	Cal-Weld Pro Forma Adjustments	Talon Pro Forma Adjustments	Total Pro Forma Adjustments
Interest expense	$977	$3,426	$4,403

(d) Income tax expense (benefit) from continuing operations

As a result of the Cal‑Weld Acquisition, included in Ichor’s historical statement of operations for the nine months ended September 29, 2017 is a tax benefit of $5.3 million. This tax benefit has been eliminated as it is directly attributable to the Cal‑Weld Acquisition and is non-recurring. No tax benefit for the Talon Acquisition is included in Ichor’s historical statement of operations for the nine months ended September 29, 2017, as the acquisition did not take place until December 11, 2017. Additionally, Ichor tax-effected the pro forma adjustments, before income taxes, to the pro forma statements of operations by the estimated weighted average statutory income tax rate applicable to such pro forma adjustments. Below is a summary of the pro forma adjustments to income tax expense (benefit) from continuing operations:

	Nine Months Ended	Year Ended
	September 29, 2017	December 30, 2016
Total pro forma adjustments before income taxes	$(3,100)	$(7,735)
Estimated effective pro forma tax rate	35%	35%
Tax impacts of pro forma adjustments before income taxes	(1,085)	(2,707)
Eliminate non-recurring tax benefit	5,281	—
Total pro forma adjustments to income tax expense (benefit)	$4,196	$(2,707)

(e) Undistributed earnings attributable to preferred shareholders

See Note 4 below.

(f) Shareholders’ equity

The adjustment to shareholders’ equity reflects the elimination of Talon’s historical shareholder equity accounts and give effect to the $1,711 in transaction-related costs in connection with the Talon Acquisition summarized in Note 2(b) – Purchase price summary.

Note 4 – Earnings per Share

The following table calculates earnings per share attributable to Ichor’s ordinary shareholders for the year ended December 30, 2016 using the two class method, required for participating securities, as Ichor had two classes of stock during the year ended December 30, 2016. Subsequent to Ichor’s initial public offering in December 2016, only one class of stock has remained outstanding, and therefore the two class method is no longer used.

	Historical Ichor	Historical Cal-Weld	Historical Talon	Pro Forma Adjustments		Pro Forma Combined
Net income from continuing operations	$20,779	$5,657	$6,250	$(5,028)		$27,658
Undistributed earnings attributed to preferred shareholders	(19,060)	—	—	(6,310)	(1)	(25,370)
Net income from continuing operations, attributable to ordinary shareholders	$1,719	$5,657	$6,250	$(11,338)		$2,288
Net income	$16,662	$5,657	$6,250	$(5,028)		$23,541
Less: Undistributed earnings attributable to preferred shareholders	(15,284)	—	—	(6,310)	(1)	(21,594)
Net income attributable to ordinary shareholders	$1,378	$5,657	$6,250	$(11,338)		$1,947
Net income per share from continuing operations attributable to ordinary shareholders:
Basic	$1.14					$1.52
Diluted	$0.87					$1.16
Net income per share attributable to ordinary shareholders:
Basic	$0.92					$1.30
Diluted	$0.70					$0.99
Shares used to compute net income from continuing operations per share attributable to ordinary shareholders:
Basic	1,503,296					1,503,296
Diluted	1,967,926					1,967,926
Shares used to compute net income per share attributable to ordinary shareholders:
Basic	1,503,296					1,503,296
Diluted	1,967,926					1,967,926
(1)

The undistributed earnings attributable to preferred shareholders has been adjusted, on a pro forma basis, for the incremental earnings from Talon and Cal‑Weld, after giving effect to pro forma adjustments, for the year ended December 30, 2016.